UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-218991	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 15, 2018, Jerash Holdings (US), Inc. (the “Company”) entered into that certain underwriting agreement with Network 1 Financial Securities, Inc. (“Network 1”), as underwriter (the “Underwriting Agreement”) in connection with a public offering in which the Company is offering a minimum of 715,000 and a maximum of 1,430,000 shares of common stock, $0.001 par value per share (the “Shares”), at a public offering price of $7.00 per share for gross proceeds to the Company of up to $10,010,000 (the “Offering”).

Pursuant to the Underwriting Agreement, Network 1 will sell the Shares on a “best efforts” basis and is not required to sell any specific number or dollar amount of common stock. Amounts Network 1 collects for subscriptions of the Shares will be promptly deposited in a separate escrowed bank account until the minimum amount of Shares have been sold in the Offering. In the event the minimum amount of Shares is not sold prior to May 31, 2018, all monies in the escrow account will be immediately returned to investors, without interest or deduction, within one business day.

In connection with the Offering, the Company filed with the Securities and Exchange Commission (the “SEC”) a final prospectus, dated March 14, 2018, which was included as part of the Company’s registration statement on Form S-1 (File No. 333-222596) that became effective under the Securities Act of 1933, as amended, on March 14, 2018 (the “Registration Statement”).

At the closing of the Offering, Network 1 will receive a selling commission equal to 7.5% of the gross proceeds of the Shares sold, a non-accountable expense allowance equal to 2% of the gross proceeds received at the closing of the Offering and an accountable expense reimbursement of up to $75,000. Also, at the closing of the Offering, the Company will issue to Network 1, or its designees, warrants to purchase an amount of shares of common stock of the Company equal to 4% of the Shares sold in the Offering for $8.75 per share and exercisable six months from the day of issuance until the fifth anniversary of the effective date of the Registration Statement.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification obligations of the Company and Network 1, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. There was no material prior relationship between the Company and Network 1.

The preceding description of the Underwriting Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 14, 2018, between Jerash Holdings (US), Inc. and Network 1 Financial Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: March 21, 2018	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chief Executive Officer